UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2016

ALTISOURCE RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation

36C Strand Street

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-1055

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported by Altisource Residential Corporation (the “Company”), on September 30, 2016, in connection with the acquisition of 4,262 single family rental properties (the “Acquisition”), HOME SFR Borrower, LLC (“Property Owner”), a wholly-owned indirect subsidiary of the Company, entered into a loan agreement (the “Original Loan Agreement”) with MSR I, L.P. and MSR II, L.P., as lenders (collectively, the “Original Lenders”), and MSR Lender LLC, as agent (the “New Lender”). Pursuant to the Original Loan Agreement, Property Owner borrowed approximately $489.3 million (the “Loan”) from the Original Lenders in connection with the Acquisition.

The Original Loan Agreement contemplated the securitization of the Loan by the New Lender and certain related amendments to the Original Loan Agreement to reflect the securitization. Therefore, as contemplated by the Original Loan Agreement, (i) the Original Lenders assigned all of their respective rights, title and interests in the Loan and the Original Loan Agreement to the New Lender, and (ii) on October 7, 2016, in connection with the securitization of the Loan, which closed on October 14, 2016, Property Owner and the New Lender entered into an amended and restated loan agreement (the “A&R Loan Agreement”), effective as of October 14, 2016, to revise the initial principal amount and fixed-rate spread over one-month LIBOR for each component of the Loan set forth in the Original Loan Agreement. The aggregate amount of the Loan and the aggregate interest rate of the Loan remain unchanged from the Original Loan Agreement.

For purposes of computing interest accrued on the Loan, among other things, the A&R Loan Agreement divides the Loan into eight components designated as “Component A,” “Component B,” “Component C,” “Component D,” “Component E,” “Component F,” “Component G” and “Component H.” The following table shows the initial principal amount and fixed-rate spread added to one-month LIBOR for each monthly interest period for each component as updated in the A&R Loan Agreement.

Component	Initial Principal Amount	Fixed-Rate Spread over 1-Month LIBOR
Component A	$202,831,850	1.5045%
Component B	$36,878,500	1.8045%
Component C	$26,122,260	2.3545%
Component D	$24,585,670	2.5045%
Component E	$34,419,930	3.2545%
Component F	$47,020,100	4.0045%
Component G	$56,854,370	5.2045%
Component H	$60,546,486	8.5259894%
Total / Weighted average	$489,259,166	3.285%

Except as described above, no other material terms of the Original Loan Agreement were revised or updated in the A&R Loan Agreement. Such material terms are described in Item 2.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2016.

The foregoing description of the A&R Loan Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the A&R Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Loan Agreement, dated October 7, 2016, between Home SFR Borrower, LLC, as Borrower, and MSR Lender LLC, as Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altisource Residential Corporation

Date: October 14, 2016	By:	/s/ Robin N. Lowe
Robin N. Lowe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Loan Agreement, dated October 7, 2016, between Home SFR Borrower, LLC, as Borrower, and MSR Lender LLC, as Lender